SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2001

NATIONAL FUEL GAS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

10 Lafayette Square, Buffalo New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 857-7000

ITEM 5. OTHER EVENTS

        On May 2, 2001, National Fuel Gas Company, through its wholly-owned subsidiary, Seneca Resources Corporation (“Seneca”), issued a press release concerning an agreement whereby Seneca’s wholly-owned subsidiary, National Fuel Exploration Corp., will offer to acquire all of the outstanding common shares of Player Petroleum Corporation, a Canadian exploration and production company. A copy of the press release is hereby incorporated by reference and made a part of this filing as Exhibit 99(a).

        On April 25, 2001, National Fuel Gas Company (the “Company”) and its subsidiary, Seneca Resources Corporation, issued press releases regarding their earnings for the first quarter ended December 31, 2000. Copies of these press releases are hereby incorporated by reference and made a part of this Current Report as Exhibits 99(b) and 99(c), respectively.

        Neither the filing of any press release as an exhibit to this Current Report nor the inclusion in such press release of a reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at such internet address into this Current Report. The information available at the Company’s internet address is not part of this Current Report or any other report filed by the Company with the Securities and Exchange Commission.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits

Exhibit 99(a) – Press Release issued May 2, 2001 regarding the intent of Seneca Resources Corporation to acquire Player Petroleum Corporation

Exhibit 99(b) - Press Release issued April 25, 2001 regarding National Fuel Gas Company earnings for the second quarter

Exhibit 99(c) – Press Release issued April 25, 2001 regarding Seneca Resources Corporation earnings for the second quarter

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         NATIONAL FUEL GAS COMPANY

                         By:_________________________________
                                  James R. Peterson
                                  Assistant Secretary

                                  EXHIBIT INDEX

         Exhibit Number     Description

         99(a)              Press Release issued May 2, 2001 regarding the intent of
                            Seneca Resources Corporation to acquire Player Petroleum
                            Corporation

         99(b)              Press Release issued April 25, 2001 regarding National
                            Fuel Gas Company earnings for the second quarter

         99(c)              Press Release issued April 25, 2001 regarding Seneca
                            Resources Corporation earnings for the second quarter